Charter of the Compensation Committee of the Board of Directors

of

Digitiliti, Inc.

The Board of Directors (the “Board”) of Digitiliti, Inc. (the “Company”) has constituted and established a Compensation Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Compensation Committee Charter.

COMPOSITION

The Committee shall consist of at least two directors, each of whom is “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market and has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member.  All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code.  The Committee shall have the authority to delegate any of its responsibilities, consist with the requirements of Rule 16b-3 and Section 162(m), to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.  The Committee may also delegate administrative authority under Company compensation to the extent specified in the applicable plans.

Committee members shall be appointed by the Board on the recommendation of the Corporate Governance and Nomination Committee and may be removed by the Board in its discretion.  The Board shall appoint one member of the Committee as Chair, on the recommendation of the Corporate Governance and Nomination Committee.  He or she shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board.  If a Committee Chair is not present at a meeting, the members of the Committee may designate a Chair.

PRINCIPAL FUNCTIONS

The Committee’s basic responsibility is to assure that the senior executives of the Company and its wholly owned subsidiaries are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to shareholders the Company’s compensation policies as required by the Securities and Exchange Commission. More specifically, the Committee shall be responsible for the following:

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Review and approve the Company’s compensation philosophy.

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The Committee is responsible for conducting an assessment of the performance of the Chief Executive Officer of the Company at least on an annual basis. The Chief Executive Officer’s compensation shall also be reviewed on an annual basis. The results of the evaluation shall be communicated to the Chief Executive Officer by the Committee. The evaluation should be based on objective criteria which shall include the performance of the Company’s accomplishment of financial and strategic objectives, and the successful development of management.

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Approve the compensation (including incentive awards) of the Chief Executive Officer (the Chief Executive Officer may not be present during voting or deliberations).

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Approve and report to the Board regarding executive compensation plans in general.

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Review and approve the compensation (including incentive awards) of all other executive officers.

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Assure that total compensation paid to the Company’s principal officers is reasonable.

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Review and approve the Company’s variable pay plans.

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Periodically review and approve stock ownership guidelines, including granting employee stock options.

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Make recommendations to the Board for new or material changes to existing employee benefit plans.

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Maintain and update on a regular basis a written Committee Charter detailing its duties. The Charter must be approved by the Corporate Governance and Nomination Committee.

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Review and report to the Board the status of the Company’s director compensation practices in relation to other companies of comparable size and within the industry. Any changes in director compensation should come upon the recommendation of the Committee but with full discussion and concurrence by the Board.

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Review and discuss with management the Compensation Discussion and Analysis, and recommend to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement.

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Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board, or as designated in plan documents.

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Review and approve employment agreements, change in control agreements, severance arrangements and special or supplemental benefits for Company officers.

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Oversee the Company’s incentive compensation and equity-based compensation plans for employees, including the approval of participants and awards under equity-based compensation plans.

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Consider and recommend to the Board nominees for election as officers of the Company, annually and as requested by the Chief Executive Officer.

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Review and discuss with Company management and external advisors the compensation and employment related disclosures to be made in the Company’s filings with the Securities and Exchange Commission.

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Manage the succession planning process for the Chief Executive Officer and oversee the process for the other executive officers.

OUTSIDE ADVISERS

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation.  The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other retention terms.  The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain other advisors.  The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board.  The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Committee will annually evaluate the Committee’s own performance.

MEETINGS

The Committee shall have at least two regularly scheduled meetings but will meet as often as necessary to carry out its responsibilities. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

All meetings of the Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes and presentations of each meeting and other Committee correspondence shall be duly filed in the Company’s records.  Consistent with the By-laws, the Committee may take action by written consent.